Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER



                                  By and Among



                            PACIFIC AUTO GROUP, INC.,



                             AUTOCORP EQUITIES, INC.



                                       and



                              PAG ACQUISITION CORP.



                            Dated as of June 20, 2003

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I THE MERGER...........................................................1

   Section 1.01.        The Merger.............................................1
   Section 1.02.        Effective Time.........................................1
   Section 1.03.        Effect of the Merger...................................1
   Section 1.04.        Articles of Incorporation..............................2
   Section 1.05.        Bylaws.................................................2
   Section 1.06.        Additional Actions.....................................2
   Section 1.07.        Conversion of Securities...............................2
   Section 1.08.        Surrender of Shares, Stock Transfer Books..............3

ARTICLE II CLOSING.............................................................4

   Section 2.01.        Closing................................................4
   Section 2.02.        Deliveries by the Company..............................4
   Section 2.03.        Deliveries by Acquiror and Parent to the Company.......4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................5

   Section 3.01.        Organization and Qualification of the Company..........5
   Section 3.02.        Power and Capacity; Charter Documents of the Company...5
   Section 3.03.        Capitalization and Ownership of the Company and the
                        Company Subsidiaries...................................5
   Section 3.04.        No Conflicts...........................................6
   Section 3.05.        Consents and Approvals.................................6
   Section 3.06.        Financial and Operating Statements.....................6
   Section 3.07.        No Undisclosed or Contingent Liabilities...............7
   Section 3.08.        Assets of the Company and the Company Subsidiaries.....7
   Section 3.09.        Absence of Certain Changes.............................8
   Section 3.10.        Contracts and Commitments.............................10
   Section 3.11.        Accounts Receivable...................................12
   Section 3.12.        Litigation............................................12
   Section 3.13.        Compliance with Law...................................13
   Section 3.14.        Permits...............................................13
   Section 3.15.        Tax Matters...........................................13
   Section 3.16.        Labor Matters.........................................15
   Section 3.17.        Pension and Other Employee Plans and Agreements.......15
   Section 3.18.        Title to Assets.......................................16
   Section 3.19.        Bank Accounts.........................................16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND PARENT..............17

   Section 4.01.        Organization and Qualification - Acquiror.............17
   Section 4.02.        Organization and Qualification - Parent...............17
   Section 4.03.        Power and Capacity; Charter Documents of Acquiror.....17
   Section 4.04.        Power and Capacity; Charter Documents of Parent.......17
   Section 4.05.        No Conflicts..........................................18
   Section 4.06.        Consents and Approvals................................18

   Section 4.07.        Financial and Operating Statements....................19
   Section 4.08.        No Undisclosed or Contingent Liabilities..............19
   Section 4.09.        Assets of the Parent..................................19
   Section 4.10.        Absence of Certain Changes............................20
   Section 4.11.        Contracts and Commitments.............................22
   Section 4.12.        Accounts Receivable...................................24
   Section 4.13.        Litigation............................................25
   Section 4.14.        Compliance with Law...................................25
   Section 4.15.        Permits...............................................25
   Section 4.16.        Tax Matters...........................................26
   Section 4.17.        Labor Matters.........................................27
   Section 4.18.        Pension and Other Employee Plans and Agreements.......27
   Section 4.19.        Title to Assets.......................................29
   Section 4.20.        Bank Accounts.........................................29

ARTICLE V OTHER OBLIGATIONS OF THE PARTIES....................................29

   Section 5.01.        Conduct of Company Business...........................29
   Section 5.02.        Access to Books and Records...........................31
   Section 5.03.        Consents..............................................31
   Section 5.04.        Governmental Filings..................................31
   Section 5.05.        Covenant to Satisfy Conditions........................32
   Section 5.06.        Confidentiality.......................................32
   Section 5.07.        Employees.............................................32
   Section 5.08.        Stockholder Meeting of the Company....................32

ARTICLE VI CONDITIONS PRECEDENT...............................................32

   Section 6.01.        Conditions Precedent to Obligations of Acquiror
                        and Parent............................................32
   Section 6.02.        Conditions Precedent to Obligations of the Company....34

ARTICLE VII TERMINATION OF AGREEMENT..........................................35

   Section 7.01.        Termination of Agreement..............................35
   Section 7.02.        Procedure Upon Termination............................35

ARTICLE VIII INDEMNIFICATION..................................................36

   Section 8.01.        Indemnification by the Company........................36
   Section 8.02.        Indemnification by Parent.............................36
   Section 8.03.        Limitation Upon Indemnification Remedies..............36
   Section 8.04.        Indemnification if Negligence of Indemnitee...........37
   Section 8.05.        No Third-Party Beneficiaries..........................37
   Section 8.06.        Survival..............................................37

ARTICLE IX MISCELLANEOUS......................................................37

   Section 9.01.        Survival of Representations and Warranties............37
   Section 9.02.        Commissions...........................................37
   Section 9.03.        Definition of Knowledge...............................37
   Section 9.04.        Definition of Material Adverse Effect and
                        Material Adverse Change...............................37

   Section 9.05.        Expenses, Taxes, Etc..................................38
   Section 9.06.        Section 338 Election..................................38
   Section 9.07.        Successors and Assigns................................38
   Section 9.08.        No Third-Party Benefit................................38
   Section 9.09.        Entire Agreement; Amendment...........................38
   Section 9.10.        Reformation and Severability..........................38
   Section 9.11.        Notices...............................................39
   Section 9.12.        Number and Gender.....................................40
   Section 9.13.        GOVERNING LAW.........................................40
   Section 9.14.        Counterparts..........................................40


APPENDICES:
Appendix I        -        2002 Company Financial Statements
Appendix II       -        2002 Parent Financial Statements

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 20, 2003, is by and among Pacific Auto Group, Inc., a Nevada corporation (the "Company" and sometimes the "Surviving Corporation"), AutoCorp Equities, Inc., a Nevada corporation ("Parent") and PAG Acquisition Corp., a Nevada corporation ("Acquiror").

                             INTRODUCTORY STATEMENTS

         The Company, Acquiror and Parent desire to effect the merger of the Company with Acquiror, with the Company as the surviving corporation, pursuant to the terms hereof (the "Merger").

         Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions herein set forth, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
                                   THE MERGER
Section 1.01.     The Merger.
                  ----------

         Upon the terms and subject to the conditions hereof, the Merger shall be consummated in accordance with Chapter 92A of the Nevada Revised Statutes (the "Nevada Law") as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the Nevada Law, Acquiror shall be merged with the Company, the separate corporate existence of Acquiror shall cease, and the Company shall continue as the Surviving Corporation.

Section 1.02.     Effective Time.
                  --------------

         As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Law. The Merger shall become effective upon the filing of such Certificate of Merger with the Secretary of State of the State of Nevada (the "Effective Time").

Section 1.03.     Effect of the Merger.
                  --------------------

         At the Effective Time, the effect of the Merger in Nevada shall be as provided in Section 92A.250 of the Nevada Law.

Section 1.04.     Articles of Incorporation.
                  -------------------------

         At the Effective Time, the Articles of Incorporation of the Company, as currently amended, shall become the Articles of Incorporation of the Surviving Corporation.

Section 1.05.     Bylaws.
                  ------

         The Bylaws of the Company shall become the Bylaws of the Surviving Corporation.

Section 1.06.     Additional Actions.
                  ------------------

         If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Acquiror acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company and Acquiror, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company and Acquiror or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.07.     Conversion of Securities.
                  ------------------------

         At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquiror or the holder of any of the following securities:

         (a) Each share of Common Stock, par value $.001 per share, of the Company (the "Company Stock") held in the treasury of the Company [or by any of the Company Subsidiaries] immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (b) Each outstanding share of Company Stock (other than the shares of Company Stock referred to in Section 1.7 (a)) shall be converted into the right to receive (i) 100,000,000 shares of Common Stock, par value $.001 per share, of Parent (the "Parent Common Stock") and (ii) 4,086,856 shares of Series A Cumulative Convertible Preferred Stock, par value $0.001 per share, of Parent (the "Parent Preferred Stock"), which shares of Parent Preferred Stock shall be convertible at the option of the holder into not less than 40,868,560 shares of Parent Common Stock (collectively, the "Merger Consideration"). The Merger Consideration shall be paid and delivered to Pacific Holdings Group on the Closing Date.

         (c) Each share of Common Stock, par value $.001 per share, of Acquiror issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one share, validly issued, fully paid and nonassessable, of Common Stock of the Surviving Corporation. Immediately following the Effective Time, the Common Stock of the Surviving Corporation held by Parent shall represent all of the issued and outstanding capital stock of the Surviving Corporation.

(d) From and after the Effective Time, holders of certificates evidencing Company Stock that were issued prior to the Merger shall cease to have any rights as stockholders of the Company or the Surviving Corporation, except as provided otherwise by Law.

Section 1.08.     Surrender of Shares, Stock Transfer Books.
                  -----------------------------------------

         (a) Each holder of a certificate or certificates representing any Company Stock canceled upon the Merger pursuant to Section 1.07 may thereafter surrender such certificate or certificates to the Secretary of the Surviving Corporation, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time. Parent agrees that as soon as practicable after the Effective Time it shall distribute or shall cause the Secretary of the Surviving Corporation to distribute to each holder of record of Company Stock as of the Effective Time a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon proper delivery thereof to the Secretary of the Surviving Corporation) and instructions for use in effecting the surrender of such certificates for payment therefor. (Any holders of Company Stock who have lost or destroyed the certificates representing their Company Stock shall be required to execute an affidavit regarding such matters in a form to be distributed by the Parent to indemnify the Surviving Corporation and Parent against any other claimants of such Company Stock, but no bond or other security shall be required for such indemnity.) Upon surrender by such holder to the Secretary of the Surviving Corporation of a certificate (or such executed affidavit and indemnity), together with such letter of transmittal duly executed, the holder of such certificate shall be entitled to receive in exchange therefor the consideration to be paid to such holder under Section 1.07. Each certificate surrendered hereunder shall forthwith be canceled. Notwithstanding anything in this Agreement to the contrary, no payment shall be made to any holder of Company Stock until Parent or the Surviving Corporation has received written confirmation of the effectiveness of the Merger under the Nevada Law from the Secretary of State of the State of Nevada. Any amounts paid, released or distributed to any holder of Company Stock under this Agreement shall have deducted therefrom the amount of any withholding taxes, if any, due thereon regarding such holder.

         (b) If payment in respect of Company Stock is to be made to a Person (as defined herein) other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or Parent that such tax either has been paid or is not payable. The registered holder of each certificate surrendered in accordance with the preceding sentence shall indemnify and hold Parent and the other parties hereto harmless against any claims by third parties (and any direct or indirect damages relating thereto) as to the title of such certificate or the Company Stock evidenced thereby. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Stock issued prior to the Merger on the records of the Company or the Surviving Corporation. If, after the Effective Time, certificates for Company Stock are presented to the Surviving Corporation, they shall be entitled only to be canceled and exchanged for the amounts provided for such shares in Sections 1.07 and 1.09 hereof.

                                   ARTICLE II

                                     CLOSING
Section 2.01.     Closing.
                  -------

         The Closing of the transactions contemplated hereby (the "Closing") shall, subject to the provisions of Article VI hereof, take place on or about June 24, 2003 at the offices of the Company, 2901 North Dallas Parkway, Suite 100, Plano, Texas 75093 or at such other date, time and place as the Company and Acquiror mutually agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

Section 2.02.     Deliveries by the Company.
                  -------------------------

         At the Closing, the Company shall deliver, or cause to be delivered, to Acquiror and Parent (unless delivered previously) the following:

         (a) the Officers' Certificate referred to in Section 6.01(e) hereof;

         (b) the  Certificate  of the  Secretary  of the Company  referred to in
Section 6.01(f) hereof;

         (c) executed counterparts of any consents required to be obtained by the Company pursuant to Section 5.03 hereof; and

         (d) all other previously undelivered documents, instruments and writings required to be delivered by the Company to Acquiror or Parent at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

Section 2.03.
    Deliveries by Acquiror and Parent to the Company and Pacific Holdings Group.
    ---------------------------------------------------------------------------

         At the Closing, Acquiror and Parent shall deliver, or cause to be delivered, to the Company (unless delivered previously) the following:

         (a) the Officers' Certificates referred to in Section 6.02(e) hereof;

         (b) the Secretary's Certificates referred to in Section 6.02(f) hereof;

         (c) the Merger Consideration (to Pacific Holdings Group); and

(d) all other previously undelivered documents, instruments and writings required to be delivered by Acquiror or Parent to the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Acquiror and Parent as follows, except as otherwise set forth in the relevant section of the Disclosure
Schedule:

Section 3.01.     Organization and Qualification of the Company.
                  ---------------------------------------------

         The Company is a corporation duly organized and validly existing under the laws of the State of Nevada. Except for its ownership interests in American Finance Company, Inc. and AFCO Receivables Funding Corporation (collectively, the "Company Subsidiaries"), the Company owns no equity interest in any corporation, partnership, joint venture, limited liability company or other entity.

Section 3.02.     Power and Capacity; Charter Documents of the Company.
                  ----------------------------------------------------

         (a) The Company has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and, upon requisite approval of the Merger by the stockholders of the Company, to and perform its obligations hereunder. The Company has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of the Company. The Company has made available to Acquiror true and complete copies of the Articles of Incorporation and the Bylaws of the Company, as in effect on the date hereof.

Section 3.03.
       Capitalization and Ownership of the Company and the Company Subsidiaries.
       ------------------------------------------------------------------------

         Section 3.03 of the Disclosure Schedule lists, for the Company and the Company Subsidiaries, their respective authorized capitalization, the number of shares of their respective capital stock (or other equity interests) that are issued and outstanding, and the number of shares of their respective capital stock (or other equity interests) that are owned of record by each stockholder. All of the outstanding shares of the capital stock of the Company and the Company Subsidiaries are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All such shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by the Company or the Company Subsidiaries. Except as set forth in Section 3.03 of the Disclosure Schedule, there are no outstanding options, warrants or other rights to acquire any share of capital stock of the

Company or the Company Subsidiaries, there are no outstanding securities authorized, granted or issued by the Company or the Company Subsidiaries that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding the Company or the Company Subsidiaries. There are no rights of any Person (as defined in Section 3.09(i) below) to have the Company or the Company Subsidiaries repurchase any capital stock of the Company or the Company Subsidiaries.

Section 3.04.     No Conflicts.
                  ------------

         The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not:

         (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against the Company Assets (as defined herein), with or without the giving of notice and/or the passage of time, or

         (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which the Company is a party or by which the Company or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party or by which the Company may be bound or affected, or to which any of the Company Assets may be subject, or

         (c) violate any statute or Law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority.

Section 3.05.     Consents and Approvals.
                  ----------------------

         The Company is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by the Company of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Corporation of the business of the Company (the "Company Business") other than those that may be required solely by reason of Acquiror's or Parent's participation in the transactions contemplated hereby.

Section 3.06.     Financial and Operating  Statements.
                  -----------------------------------

         Attached hereto as Appendix I is a true and complete copy of the consolidated financial statements of the Company and the Company Subsidiaries for the year ended December 31, 2002 (collectively, the "2002 Company Financial Statements"). The 2002 Company Financial Statements include a consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2002 (such balance sheet being termed herein the "2002 Company Balance Sheet"). The 2002 Company Financial Statements are accurate and correct in all material respects and fairly present the financial position and the results of operations of the Company and the Company Subsidiaries for the periods therein identified in conformity with generally accepted accounting principles ("GAAP") consistently applied.

Section 3.07.     No Undisclosed or Contingent Liabilities.
                  ----------------------------------------

         Except for (a) liabilities or obligations incurred by the Company and the Company Subsidiaries in the ordinary course of business and not required by GAAP applied on a consistent basis to be set forth on the 2002 Company Balance Sheet (all of which items are described in Section 3.07 of the Disclosure Schedule), and (b) liabilities and obligations incurred by the Company and the Company Subsidiaries in the ordinary course of business since the date of the 2002 Company Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on the Company or the Company Subsidiaries), there is no basis for the assertion against the Company or the Company Subsidiaries of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) or the transactions contemplated hereby which is not fully reflected or reserved against on the 2002 Company Balance Sheet.

Section 3.08.     Assets of the Company and the Company Subsidiaries.
                  --------------------------------------------------

         The assets of the Company and the Company Subsidiaries (collectively, the "Company Assets") include the assets referenced below:

         (a) Intellectual Property. All patents, trade or service names and marks, assumed names, slogans, copyrights, formulas, processes, techniques, know-how and similar property and all permits, licenses, registrations and applications relating thereto in which the Company or the Company Subsidiaries has an interest (collectively, "Company Intellectual Property"), including without limitation those listed on Section 3.08(a) of the Disclosure Schedule;

         (b) Receivables. All accounts receivable, bills and notes receivable, commercial paper and acceptances or any other evidences of indebtedness to the Company or the Company Subsidiaries, including without limitation those listed on Section 3.11 of the Disclosure Schedule;

         (c) Company Equipment. All furniture, fixtures and equipment of the Company and the Company Subsidiaries (the "Company Equipment"), including without limitation those items listed on Section 3.08(c) of the Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

         (d) Vehicles. All automobiles, trucks, trailers and other vehicles owned or leased by the Company and its subsidiaries, including without limitation those listed on Section 3.08(d) of the Disclosure Schedule;

         (e) Contracts. All leases, contracts, agreements, arrangements, commitments and understandings (whether written or oral), including without limitation all license agreements, agreements with suppliers, leases, security deposits and options under leases, acquisition agreements and confidentiality agreements, to which the Company or any Company Subsidiary is a party, including without limitation all material contracts listed or referred to on Section 3.10(a) of the Disclosure Schedule;

         (f) Insurance. All insurance policies covering the Company and the Company Subsidiaries, their respective properties or equipment, and their respective directors, officers, employees and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the Company Assets), including without limitation those listed on Section 3.08(f) of the Disclosure Schedule; and

         (g) Permits. All licenses, permits and authorizations issued by any federal, state, local or foreign governmental authority (the "Permits") relating to the Company and the Company Subsidiaries, the Company Assets or the conduct of the Company Business, including without limitation those listed on Section 3.08(g) of the Disclosure Schedule.

Section 3.09.     Absence of Certain Changes.
                  --------------------------

         Since   December  31,  2002,   neither  the  Company  nor  the  Company
Subsidiaries has:

         (a) experienced any adverse change in its financial condition, assets, results of operation, or prospects or material decrease in the book value of the Company Assets from the amounts reflected on the 2002 Company Balance Sheet, other than decreases resulting from depreciation in accordance with accounting practices in effect at all times since January 1, 2003; or

         (b) incurred any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (i) liabilities or obligations for rent under the Leases (as defined herein) and (ii) liabilities or obligations for other items incurred in the ordinary course of business of the Company and the Company Subsidiaries and consistent with past practice, none of which other items exceeds $25,000 in the aggregate, considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability; or

         (c) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

         (d) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the 2002 Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

         (e) permitted, allowed or suffered any of the Company Assets, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except for liens for Taxes (as defined herein) not yet owing; or

         (f) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business, consistent with past practice in accordance with GAAP consistently applied; or

         (g) canceled any material amount of indebtedness or waived any material claims or rights; or

         (h) sold, transferred, licensed or otherwise disposed of any Company Assets except in the ordinary course of business and consistent with past practice; or

         (i) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (each, a "Person") other than representatives of Acquiror and Parent any trade secret, formula, technique, process or know-how not theretofore a matter of public knowledge; or

         (j) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by the Company or the Company Subsidiaries to any officer or director of the Company or the Company Subsidiaries (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

         (k) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by the Company or the Company Subsidiaries to any employee of the Company or the Company Subsidiaries (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

         (l) paid, loaned or advanced any amount to any officer, director, employee or stockholder of the Company or the Company Subsidiaries except for amounts advanced to employees of the Company or the Company Subsidiaries in the ordinary course of business consistent with past practice (none of which advances were loans for personal purposes), or sold, transferred, licensed or leased any Company Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, director, employee or stockholder of the Company or the Company Subsidiaries; or

         (m) entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; or

         (n) made any single capital expenditure or commitment in excess of $15,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose; or

         (o) made any change in any method of accounting or accounting practice or policy; or

         (p) suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $15,000 (whether or not insured against); or

         (q) issued any additional shares of capital stock of the Company or the Company Subsidiaries or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of capital stock of the Company or the Company Subsidiaries; or

         (r) paid its suppliers or other vendors in a manner and time not consistent with past practice; or

         (s) paid dividends on or made other distributions or payments in respect of the capital stock of the Company or the Company Subsidiaries, except as disclosed in Section 3.09(s) of the Disclosure Schedule; or

         (t) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

         (u) entered into or agreed to any transaction not in the ordinary course of business; or

         (v) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.09.

Section 3.10.     Contracts and Commitments.
                  -------------------------

         (a) All of the agreements, contracts and commitments to which the Company or any Company Subsidiary is a party or is bound, whether individually or when aggregated with all related agreements, contracts or commitments, under which the Company or any Company Subsidiary is obligated to pay more than $25,000 or that are otherwise material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings or working capital of the Company or the Company Subsidiaries are described in Section 3.10(a) of the Disclosure Schedule.

         (b) Neither the Company nor any Company Subsidiary is a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Company Assets.

         (c) The Company has delivered or made available to Acquiror or Parent true and complete copies of each written agreement, contract or commitment listed in Section 3.10(a) of the Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

         (d) The enforceability of the agreements, contracts and commitments referred to in this Section 3.10 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (e) No currently outstanding purchase contracts or commitments of the Company or the Company Subsidiaries are in excess of the normal, ordinary and usual requirements of the Company or the Company Subsidiaries, or to the best knowledge of the Company, were entered into at prices in excess of those available in the industry in arm's length transactions on the respective dates thereof.

         (f) Neither the Company nor any Company Subsidiary is a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, directors, stockholders, employees, agents, consultants, advisors, salesmen or sales representatives (or any affiliates of such Persons) that (i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (ii) require non-cancelable obligations for payment by the Company or such Company Subsidiary of over $15,000, or (iii) provide for any bonus or other payment based on the sale of the Company or any portion thereof.

         (g) Neither the Company nor any Company Subsidiary is a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations.

         (h) Neither the Company nor any Company Subsidiary is a party to or bound by:

         (i) any mortgage, security agreement, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company or such Company Subsidiary, except as disclosed in Section 3.10(a) of the Disclosure Schedule;

         (ii) any guaranty, direct or indirect, by the Company or any Company Subsidiary of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business, except as disclosed in
Section  3.10(a)  of the  Disclosure  Schedule;

         (iii) any obligation to make payments, contingent or otherwise, of over $5,000 arising out of any prior acquisition of the business, assets or stock of other persons;

         (iv) any collective bargaining agreement with any labor union;

         (v) any lease or similar arrangement for the use by the Company or any Company Subsidiary of personal property requiring payments by the Company or any Company Subsidiary, on an annual basis, of over $10,000;

         (vi) any agreement containing noncompetition or other limitations restricting the conduct of the business of the Company or any Company Subsidiary; and

         (vii) any partnership, joint venture or similar agreement.

         (i) Neither the Company nor, to the best knowledge of the Company, any of its officers, directors, stockholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of the Company or the Company Subsidiaries or for the grant of any preferential rights to purchase any of the assets or capital stock of the Company or the Company Subsidiaries.

         (j) The Company is not bound by any agreement to redeem the Common Shares or Preferred Shares held by any stockholder, which agreement will not be effectively and properly terminated by the consummation of the Merger.

         (k) With respect to each contract and agreement listed in Section 3.10(a) of the Disclosure Schedule, except as set forth therein, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or, to the best knowledge of the Company, threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither the Company, nor, to the best knowledge of the Company, any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of the Company or, to the best knowledge of the Company, on the part of any other party thereto.

Section 3.11.     Accounts Receivable.
                  -------------------

         (a) Set forth in Section 3.11 of the Disclosure Schedule is a true and complete listing of the aging status of each of the accounts receivable of the Company and the Company Subsidiaries as of the most recent practicable date.

         (b) All accounts receivable of the Company and the Company Subsidiaries, whether reflected in the 2002 Company Balance Sheet or accrued since the date thereof, represent revenue generated in the ordinary course of business and are collectible net of any reserves shown on the 2002 Company
Balance Sheet or reserves for accounts receivable accrued since the date thereof, which reserves are adequate.

         (c) Subject to the reserves established on the 2002 Company Balance Sheet or accrued since the date thereof, each of the accounts receivable either has been collected in full or will be collected in full, without any set-off, in a period of time consistent with the historical collection results of the Company and the Company Subsidiaries, but in no event in excess of 150 days after the day on which each such account receivable became due and payable.

         (d) A list of any promissory notes held by the Company or the Company Subsidiaries that have been accepted by the Company or the Company Subsidiaries as payment of accounts receivable of the Company or the Company Subsidiaries is set forth in Section 3.11 of the Disclosure Schedule.

Section 3.12.     Litigation.
                  ----------

         There are no open and unresolved claims, actions, suits, proceedings, investigations or inquiries that have been made or served against the Company or the Company Subsidiaries or, to the best knowledge of the Company, that are pending (without having been so served) or threatened either (1) against the Company or the Company Subsidiaries or (2) that would adversely affect the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, or authority; and no other such claim, action, suit, proceeding, inquiry or investigation could be brought against the Company or the Company Subsidiaries for which valid defenses are not available. No claim, action, suit, proceeding, inquiry or investigation set forth in Section 3.12 of the Disclosure

Schedule would, if adversely decided, have a Material Adverse Effect on the Company or the Company Subsidiaries or the transactions contemplated hereby. Neither the Company nor any Company Subsidiary is a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a Material Adverse Effect on the Company or such Company Subsidiary or on their respective ability to acquire any property or conduct their respective business in any way.

Section 3.13.     Compliance with Law.
                  -------------------

         (a) Each of the Company and the Company Subsidiaries is in material compliance with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, "Laws") applicable to the Company and the Company Subsidiaries.

         (b) Neither the Company nor any Company Subsidiary has received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply, which failure has not been appropriately and completely resolved.

         (c) Neither the Company nor any Company Subsidiary has been notified by any governmental or regulatory authority that the Company or such Company Subsidiary is in violation or alleged violation of any Law applicable to the Company or such Company Subsidiary which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved.

Section 3.14.     Permits.
                  -------

         Each of the Company and the Company Subsidiaries has all Permits necessary for the ownership or leasing of its properties and the conduct of the Company Business as now being conducted. All such Permits are in full force and effect. No violations exist or, to the best knowledge of the Company, have been reported in respect of such Permits. No notice of any proceeding has been served or otherwise given to the Company or the Company Subsidiaries or, to the best knowledge of the Company, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such Permits.

Section 3.15.     Tax Matters.
                  -----------

         (a) For purposes of this Agreement, (i) "Tax Return" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes and (ii) "Tax" or "Taxes" means any United States or foreign federal, state, or local tax, including without limitation income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

         (b) Except as set forth in Section 3.15 of the Disclosure Schedule, all Tax Returns required to be filed on or before the Closing Date by the Company have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the Company and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

         (c) Except as set forth in Section 3.15 of the Disclosure Schedule, the Company has timely paid or has made adequate provision in the 2002 Company Balance Sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the 2002 Company Balance Sheet.

         (d) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to the Company or the Company Subsidiaries, or, to the best knowledge of the Company, pending or proposed against or with respect to the Company or the Company Subsidiaries in respect of any Tax. There are no liens for Taxes upon any of the Company Assets.

         (e) The Company and each Company Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

         (f) Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (g) Neither the Company nor any Company Subsidiary has in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

         (h) Neither the Company nor any Company Subsidiary has made any payment, and nor is obligated to make any payment, nor is a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

         (i) There has never been a Tax sharing or allocation agreement in place between the Company and any other Person other than those, if any, with respect to which the applicable statute of limitations has run, and those described in
Section 3.15 of the Disclosure Schedule.

         (j) Neither the Company nor any Company Subsidiary is liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included the Company or the Company Subsidiaries.

Section 3.16.     Labor Matters.
                  -------------

         (a) The employees of the Company and the Company Subsidiaries are listed in Section 3.16 of the Disclosure Schedule. Except as set forth in
Section 3.16 of the Disclosure Schedule, all of the employees of the Company and the Company Subsidiaries are "at will" employees. There are no agreements with labor unions or associations representing employees of the Company or the Company Subsidiaries. No work stoppage against the Company or the Company Subsidiaries is pending or, to the Company's Knowledge, threatened. Neither the Company nor the Company Subsidiaries is involved in or, to the Company's Knowledge, is threatened with any labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters involving the employees of the Company or the Company Subsidiaries (excluding routine workers' compensation claims).

Section 3.17.     Pension and Other Employee Plans and Agreements.
                  -----------------------------------------------

         (a) Section 3.17 of the Disclosure Schedule sets forth, as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which the Company or any Person ("ERISA Affiliate") who would be treated as being a "single employer" with the Company under section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the "Plans" and individually, a "Plan"), and the Company has furnished to Acquiror and Parent complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Plan and Summary Plan Descriptions. The Company has heretofore delivered to Acquiror and Parent the most recent liability valuation report with respect to each Plan for which a report or estimate has been prepared, the most recent assets valuation report provided to the Company with respect to each Plan for which such report must be filed, and the most recent favorable IRS determination letter received with respect to each Plan that is intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code.
Section 3.17 of the Disclosure Schedule also sets forth any other plans or arrangements which would be required to be listed pursuant to the preceding provisions of this section but for the fact that they were terminated within three years of the date of this Agreement (collectively, "Terminated Plan").

         (b) With respect to each Plan and each Terminated Plan, the Company and its ERISA Affiliates have complied in all material respects with, and each Plan and each Terminated Plan conforms in all material respects to and has from its inception been operated in all material respects with, all applicable laws and regulations, including but not limited to ERISA and the Code, and each Plan and each Terminated Plan has been administered in all material respects in accordance with its terms. Each Plan and each Terminated Plan intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section  501(a)  or  section  501(c)(9)  of the Code is,  or with  respect  to a

Terminated Plan was at the time it terminated, and for each prior year for which any applicable statute of limitations has not expired, was, qualified or exempt, as the case may be, and each such Plan and Terminated Plan is (or was) a single plan, as defined in section 414(1) of the Code and the regulations thereunder, in which the Company is the sole employer. Neither the Company nor any ERISA Affiliate has ever had an obligation or liability, to or with respect to, a multiemployer plan, as defined in section 4001(a)(3) of ERISA. Neither the Company nor any ERISA Affiliate has any commitment and has not taken any action to adopt or establish any additional Plans or to increase the benefits under any Plan; no event or condition has occurred or exists with respect to any Plan or Terminated Plan, whether or not terminated prior to the date of this Agreement and whether or not maintained or contributed to by the Company or any ERISA
Affiliate, which individually or collectively could result in a material liability to the Company or any ERISA Affiliate; all contributions required to any Plan and each Terminated Plan and all premiums for insurance coverage for each fiscal year of each Plan and each Terminated Plan ended before the date of this Agreement and for any portion of a fiscal year ending on the Closing Date have been timely paid and payments to be made but not yet due properly accrued and recorded in the 2002 Company Financial Statements through their relevant dates; no Plan or Terminated Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived; there is no pending or, to the best knowledge of the Company, threatened or anticipated litigation, arbitration, proceeding, claim (other than an undisputed claim for payment of benefits in accordance with the terms thereof or a pending or final qualified domestic relations order), demand, grievance, or allegation of unfair labor practice (or any basis therefor) involving any of the Plans or Terminated Plans or any investigation, proceeding, administrative review or other administrative agency process which could result in imposition on the Company or any ERISA Affiliate of any penalty, assessment or liability in connection with any of the Plans or Terminated Plans, individually or collectively; no Plan or Terminated Plan has engaged or is about to engage in a prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code; and no "reportable event," as defined in section 4043 of ERISA, has occurred or is about to incur that could result in a material liability to the Company or any ERISA Affiliate.

         (c) No Plan provides (or has any commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by COBRA). Each Plan can be unilaterally terminated at any time by the Company without material liability.

Section 3.18.     Title to Assets.
                  ---------------

         The Company and each Company Subsidiary has good and valid title to the Company Assets owned by it, including without limitation those assets set forth on the 2002 Company Balance Sheet. At the Closing the Company Assets will be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.

Section 3.19.     Bank Accounts.
                  -------------

         Section 3.19 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, stock brokerages and other financial institutions at which the Company and the Company Subsidiaries maintain accounts of any nature and the name of all persons authorized to draw thereon or make withdrawals therefrom.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND PARENT

         Acquiror and Parent hereby jointly represent and warrant to the Company as follows, except as otherwise set forth in the relevant section of the Disclosure Schedule:

Section 4.01.     Organization and Qualification - Acquiror.
                  -----------------------------------------

         Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Acquiror owns no equity interest in any corporation, partnership, joint venture, limited liability company or other entity.

Section 4.02.     Organization and Qualification - Parent.
                  ---------------------------------------

         Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Except for its 100% ownership interest AutoCorp Financial Services, Inc. and ACE Motor Company (collectively, the "Parent Subsidiaries") and the Acquiror, the Parent owns no equity interest in any corporation, partnership, joint venture, limited liability company or other entity. Each Parent Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Texas.

Section 4.03.     Power and Capacity; Charter Documents of Acquiror.
                  -------------------------------------------------

         (a) Acquiror has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly executed and delivered by Acquiror and is a valid and binding obligation of Acquiror, enforceable in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Acquiror will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Acquiror. Acquiror has delivered to the Company true and complete copies of the Articles of Incorporation and the Bylaws of Acquiror, as in effect on the date hereof.

Section 4.04.     Power and Capacity; Charter Documents of Parent.
                  -----------------------------------------------

         (a) Parent has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and is a valid and binding obligation of Parent, enforceable in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Parent will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Parent. Parent has delivered to the Company true and complete copies of the Articles of Incorporation and the Bylaws of Parent, as in effect on the date hereof.

Section 4.05.     Capitalization and Ownership of the Parent.
                  ------------------------------------------

         Section 4.05 of the Disclosure Schedule lists, for the Parent and the Parent Subsidiaries, their respective authorized capitalization, the number of shares of their respective capital stock (or other equity interests) that are issued and outstanding, and the number of shares of their respective capital stock (or other equity interests) that are owned of record by each stockholder. All of the outstanding shares of the capital stock of the Parent and the Parent Subsidiaries are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All such shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by the Parent or the Parent Subsidiaries. Except as set forth in Section 4.05 of the Disclosure Schedule, there are no outstanding options, warrants or other rights to acquire any share of capital stock of the Parent or the Parent Subsidiaries, there are no outstanding securities authorized, granted or issued by the Parent or the Parent Subsidiaries that are convertible into or exchangeable for shares of their respective capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding the Parent and the Company Subsidiaries. There are no rights of any Person to have the Parent repurchase any capital stock of the Parent or the Parent Subsidiaries.

Section 4.06.     No Conflicts.
                  ------------

         The execution, delivery and performance of this Agreement by Acquiror and Parent and the consummation of the transactions contemplated hereby will not:

         (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against Acquiror' assets, the Parent's assets or any assets of the Parent Subsidiaries, with or without the giving of notice and/or the passage of time, or

         (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which Acquiror, Parent or any Parent Subsidiary is a party or by which Acquiror, Parent, any Parent Subsidiary or their respective assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Acquiror, Parent or any Parent Subsidiary is a party or by which Acquiror, Parent or any Parent Subsidiary may be bound or affected or to which any of their respective assets may be subject, or

         (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority,

which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could result in a Material Adverse Effect on Acquiror, Parent or any Parent Subsidiary or the transactions contemplated by this Agreement.

Section 4.07.     Consents and Approvals.
                  ----------------------

         None of Acquiror, Parent or any Parent Subsidiary is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Acquiror or Parent of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Corporation of the Company Business, other than those that may be required solely by reason of the Company's (as opposed to any other third party's) participation in the transactions contemplated hereby.

Section 4.08.     Financial and Operating Statements.
                  ----------------------------------

         Attached hereto as Appendix II is a true and complete copy of the consolidated financial statements of the Parent and the Parent Subsidiaries for the fiscal quarter ended December 31, 2002 (collectively, the "2002 Parent Financial Statements"). The 2002 Parent Financial Statements include a balance sheet of the Parent and the Parent Subsidiaries as of December 31, 2002 (such balance sheet being termed herein the "2002 Parent Balance Sheet"). The 2002 Parent Financial Statements are accurate and correct in all material respects and fairly present the financial position and the results of operations of the Parent for the periods therein identified in conformity with generally accepted accounting principles ("GAAP") consistently applied.

Section 4.09.     No Undisclosed or Contingent Liabilities.
                  ----------------------------------------

         Except for (a) liabilities or obligations incurred by the Parent and the Parent Subsidiaries in the ordinary course of business and not required by GAAP applied on a consistent basis to be set forth on the 2002 Parent Balance Sheet (all of which items are described in Section 4.09 of the Disclosure Schedule), and (b) liabilities and obligations incurred by the Parent and the Parent Subsidiaries in the ordinary course of business since the date of the 2002 Parent Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on the Parent or the Parent Subsidiaries), there is no basis for the assertion against the Parent or the Parent Subsidiaries of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) or the transactions contemplated hereby which is not fully reflected or reserved against on the 2002 Parent Balance Sheet.

Section 4.10.     Assets of the Parent.
                  --------------------

         The assets of the Parent and the Parent Subsidiaries (collectively, the "Parent Assets") include the assets referenced below:

         (a) Intellectual Property. All patents, trade or service names and marks, assumed names, slogans, copyrights, formulas, processes, techniques, know-how and similar property and all permits, licenses, registrations and applications relating thereto in which the Parent or the Parent Subsidiaries has an interest (collectively, "Parent Intellectual Property"), including without limitation those listed on Section 4.10(a) of the Disclosure Schedule;

         (b) Receivables. All accounts receivable, bills and notes receivable, commercial paper and acceptances or any other evidences of indebtedness to the Parent or the Parent Subsidiaries, including without limitation those listed on
Section 4.13 of the Disclosure Schedule;

         (c) Parent Equipment. All furniture, fixtures and equipment of the Parent and its Subsidiaries (the "Parent Equipment"), including without limitation those items listed on Section 4.10(c) of the Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

         (d) Vehicles. All automobiles, trucks, trailers and other vehicles owned or leased by the Parent and the Parent Subsidiaries, including without limitation those listed on Section 4.10(d) of the Disclosure Schedule;

         (e) Contracts. All leases, contracts, agreements, arrangements, commitments and understandings (whether written or oral), including without limitation all license agreements, agreements with suppliers, leases, security deposits and options under leases, acquisition agreements and confidentiality agreements, to which the Parent or any Parent Subsidiary is a party, including without limitation all material contracts listed or referred to on Section 4.12(a) of the Disclosure Schedule;

         (f) Insurance. All insurance policies covering the Parent and its Subsidiaries, their respective properties or equipment, and their respective directors, officers, employees and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the Parent Assets), including without limitation those listed on Section 4.10(f) of the Disclosure Schedule; and

         (g) Permits. All licenses, permits and authorizations issued by any federal, state, local or foreign governmental authority (the "Permits") relating to the Parent and the Parent Subsidiaries, the Parent Assets or the conduct of the business of the Parent and the Parent Subsidiaries, including without limitation those listed on Section 4.10(g) of the Disclosure Schedule.

Section 4.11.     Absence of Certain Changes.
                  --------------------------

         Since December 31, 2002, neither the Parent nor the Parent Subsidiaries has:

         (a) experienced any adverse change in its financial condition, assets, results of operation, or prospects or material decrease in the book value of the Parent Assets from the amounts reflected on the 2002 Parent Balance Sheet, other than decreases resulting from depreciation in accordance with accounting practices in effect at all times since January 1, 2003; or

         (b) incurred any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (i) liabilities or obligations for rent under the Leases (as defined herein) and (ii) liabilities or obligations for other items incurred in the ordinary course of business of the Parent and the Parent Subsidiaries and consistent with past practice, none of which other items exceeds $25,000 in the aggregate, considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability; or

         (c) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

         (d) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the 2002 Parent Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

         (e) permitted, allowed or suffered any of the Parent Assets, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except for liens for Taxes (as defined herein) not yet owing; or

         (f) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business, consistent with past practice in accordance with GAAP consistently applied; or

         (g) canceled any material amount of indebtedness or waived any material claims or rights; or

         (h) sold, transferred, licensed or otherwise disposed of any Parent Assets except in the ordinary course of business and consistent with past practice; or

         (i) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (each, a "Person") other than representatives of the Company any trade secret, formula, technique, process or know-how not theretofore a matter of public knowledge; or

         (j) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by the Parent or the Parent Subsidiaries to any officer or director of the Parent or the Parent Subsidiaries (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

         (k) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by the Parent or the Parent Subsidiaries to any employee of the Parent or the Parent Subsidiaries (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

         (l) paid, loaned or advanced any amount to any officer, director, employee or stockholder of the Parent or the Parent Subsidiaries except for amounts advanced to employees of the Parent or the Parent Subsidiaries in the ordinary course of business consistent with past practice (none of which advances were loans for personal purposes), or sold, transferred, licensed or leased any Parent Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, director, employee or stockholder of the Parent or the Parent Subsidiaries; or (m) entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; or

         (n) made any single capital expenditure or commitment in excess of $15,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose; or

         (o) made any change in any method of accounting or accounting practice or policy; or

         (p) suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $15,000 (whether or not insured against); or

         (q) issued any additional shares of capital stock of the Parent or the Parent Subsidiaries or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of capital stock of the Parent or the Parent Subsidiaries; or

         (r) paid its suppliers or other vendors in a manner and time not consistent with past practice; or

         (s) paid dividends on or made other distributions or payments in respect of the capital stock of the Parent or the Parent Subsidiaries; or

         (t) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

         (u) entered into or agreed to any transaction not in the ordinary course of business; or

         (v) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 4.11.

Section 4.12.     Contracts and Commitments.
                  -------------------------

         (a) All of the agreements, contracts and commitments to which the Parent or any Subsidiary is a party or is bound, whether individually or when aggregated with all related agreements, contracts or commitments, under which the Parent or any Parent Subsidiary is obligated to pay more than $25,000 or that are otherwise material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings or working capital of the Parent or any Parent Subsidiary are described in Section 4.12(a) of the Disclosure Schedule.

         (b) Neither the Parent nor any Parent Subsidiary is a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Parent Assets.

         (c) The Parent has delivered or made available to the Company true and complete copies of each written agreement, contract or commitment listed in
Section 4.12(a) of the Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

         (d) The enforceability of the agreements, contracts and commitments referred to in this Section 4.12 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (e) No currently outstanding purchase contracts or commitments of the Parent or the Parent Subsidiaries are in excess of the normal, ordinary and usual requirements of the Parent or the Parent Subsidiaries, or to the best knowledge of the Parent, were entered into at prices in excess of those available in the industry in arm's length transactions on the respective dates thereof.

         (f) Neither the Parent nor any Parent Subsidiary is a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, directors, stockholders, employees, agents, consultants, advisors, salesmen or sales representatives (or any affiliates of such Persons) that (i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (ii) require non-cancelable obligations for payment by the Parent or such Parent Subsidiary of over $15,000, or (iii) provide for any bonus or other payment based on the sale of equity or debt securities of the Parent.

         (g) Neither the Parent nor any Parent Subsidiary is a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations.

         (h) Neither the Parent nor any Parent Subsidiary is a party to or bound by:

                  (i) any mortgage, security agreement, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Parent or such Parent Subsidiary;

                  (ii) any guaranty, direct or indirect, by the Parent or any Parent Subsidiary of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii)  any   obligation  to  make   payments,   contingent  or
         otherwise, of over $5,000 arising out of any prior acquisition of the business, assets or stock of other persons;

                  (iv) any collective bargaining agreement with any labor union;

                  (v) any lease or similar arrangement for the use by the Parent or any Parent Subsidiary of personal property requiring payments by the Parent or any Parent Subsidiary, on an annual basis, of over $10,000;

                  (vi)  any  agreement   containing   noncompetition   or  other
         limitations restricting the conduct of the business of the Parent or any Parent Subsidiary; and

                  (vii) any partnership, joint venture or similar agreement.

         (i) Neither the Parent nor, to the best knowledge of the Parent, any of its officers, directors, stockholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of the Parent or any of its Subsidiaries or for the grant of any preferential rights to purchase any of the assets or capital stock of the Parent or the Parent Subsidiaries.

         (j) The Parent is not bound by any agreement to redeem the Common Shares or Preferred Shares held by any stockholder.

         (k) With respect to each contract and agreement listed in Section 4.12(a) of the Disclosure Schedule, except as set forth therein, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by the Parent or the applicable Parent Subsidiary, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or, to the best knowledge of the Parent, threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) none of the Parent, the applicable Parent Subsidiary or, to the best knowledge of the Parent, any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of the Parent, the applicable Parent Subsidiary or, to the best knowledge of the Parent, on the part of any other party thereto.

Section 4.13.     Accounts Receivable.
                  -------------------

         (a) Set forth in Section 4.13 of the Disclosure Schedule is a true and complete listing of the aging status of each of the accounts receivable of the Parent and the Parent Subsidiaries as of the most recent practicable date.

         (b) All accounts receivable of the Parent and the Parent Subsidiaries, whether reflected in the 2002 Parent Balance Sheet or accrued since the date thereof, represent revenue generated in the ordinary course of business and are collectible net of any reserves shown on the 2002 Parent Balance Sheet or reserves for accounts receivable accrued since the date thereof, which reserves are adequate.

         (c) Subject to the reserves established on the 2002 Parent Balance Sheet or accrued since the date thereof, each of the accounts receivable either has been collected in full or will be collected in full, without any set-off, in a period of time consistent with the historical collection results of the Parent and the Parent Subsidiaries, but in no event in excess of 150 days after the day on which each such account receivable became due and payable.

         (d) A list of any promissory notes held by the Parent or any Parent Subsidiary that have been accepted by the Parent or such Parent Subsidiary as payment of accounts receivable of the Parent or such Parent Subsidiary is set forth in Section 4.13 of the Disclosure Schedule.

Section 4.14.     Litigation.
                  ----------

         There are no open and unresolved claims, actions, suits, proceedings, investigations or inquiries that have been made or served against the Parent or the Parent Subsidiaries or, to the best knowledge of the Parent, that are pending (without having been so served) or threatened either (1) against the Parent or any Parent Subsidiary or (2) that would adversely affect the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, or authority; and no other such claim, action, suit, proceeding, inquiry or investigation could be brought against the Parent or any Parent Subsidiary for which valid defenses are not available. No claim, action, suit, proceeding, inquiry or investigation set forth in Section 4.14 of the Disclosure Schedule would, if adversely decided, have a Material Adverse Effect on the Parent, any Parent Subsidiary or the transactions contemplated hereby. Neither the Parent nor any Parent Subsidiary is a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a Material Adverse Effect on the Parent or any Parent Subsidiary or on the ability of the Parent or any Parent Subsidiary to acquire any property or conduct its business in any way.

Section 4.15.     Compliance with Law.
                  -------------------

         (a) Each of the Parent and the Parent Subsidiaries is in material compliance with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, "Laws") applicable to the Parent and the Parent Subsidiaries.

         (b) Neither the Parent nor any Parent Subsidiary has received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply, which failure has not been appropriately and completely resolved.

         (c) Neither the Parent nor any Parent Subsidiary has been notified by any governmental or regulatory authority that the Parent or such Parent Subsidiary is in violation or alleged violation of any Law applicable to the Parent or such Parent Subsidiary which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved.

Section 4.16.     Permits.
                  -------

         The Parent and each Parent Subsidiary has all Permits necessary for the ownership or leasing of its properties and the conduct of its business as currently being conducted. All such Permits are in full force and effect. No violations exist or, to the best knowledge of the Parent, have been reported in respect of such Permits. No notice of any proceeding has been served or otherwise given to the Parent or any Parent Subsidiary or, to the best knowledge of the Parent, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such Permits.

Section 4.17.     Tax Matters.
                  -----------

         (a) For purposes of this Agreement, (i) "Tax Return" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes and (ii) "Tax" or "Taxes" means any United States or foreign federal, state, or local tax, including without limitation income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

         (b) Except as set forth in Section 4.17 of the Disclosure Schedule, all Tax Returns required to be filed on or before the Closing Date by the Parent have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the Parent and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

         (c) Except as set forth in Section 4.17 of the Disclosure Schedule, each of the Parent has timely paid or has made adequate provision in the 2002 Parent Balance Sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the 2002 Parent Balance Sheet.

         (d) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to the Parent or the Parent Subsidiaries, or, to the best knowledge of the Parent, pending or proposed against or with respect to the Parent or the Parent Subsidiaries in respect of any Tax. There are no liens for Taxes upon any of the Parent Assets.

         (e) The Parent and each Parent Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

         (f) Neither the Parent nor any Parent Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(g) Neither the Parent nor any Parent Subsidiary has in effect a consent under
Section 341(f) of the Code concerning collapsible corporations.

         (h) Neither the Parent nor any Parent Subsidiary has made any payment, and is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

         (i) There has never been a Tax sharing or allocation agreement in place between the Parent or any Parent Subsidiary and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

         (j) Neither the Parent nor any Parent Subsidiary is liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included the Parent or the Parent Subsidiaries. Section 4.18. Labor Matters.

         (a) The employees of the Parent and the Parent Subsidiaries are listed in Section 4.18 of the Disclosure Schedule. All of the employees of the Parent and the Parent Subsidiaries are "at will" employees. There are no agreements with labor unions or associations representing employees of the Parent or the Parent Subsidiaries. No work stoppage against the Parent or any Parent Subsidiary is pending or, to the Parent's Knowledge, threatened. Neither the Parent nor any Parent Subsidiary is involved in or, to the Parent's Knowledge, threatened with any labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters involving the employees of the Parent or the Parent Subsidiaries (excluding routine workers' compensation claims).

Section 4.19.     Pension and Other Employee Plans and Agreements.
                  -----------------------------------------------

         (a) Section 4.19 of the Disclosure Schedule sets forth, as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which the Parent or any Person ("ERISA Affiliate") who would be treated as being a "single employer" with the Parent under section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the "Plans" and individually, a "Plan"), and the Parent has furnished to the Company complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Plan and Summary Plan Descriptions. The Parent has heretofore delivered to the Company the most recent liability valuation report with respect to each Plan for which a report or estimate has been prepared, the most recent assets valuation report provided to the Parent with respect to each Plan for which such report must be filed, and the most recent favorable IRS determination letter received with respect to each Plan that is intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code. Section 4.19 of the Disclosure Schedule also sets forth any other plans or arrangements which would be required to be listed pursuant to the preceding provisions of this section but for the fact that they were terminated within three years of the date of this Agreement (collectively, "Terminated Plan").

         (b) With respect to each Plan and each Terminated Plan, the Parent and its ERISA Affiliates have complied in all material respects with, and each Plan and each Terminated Plan conforms in all material respects to and has from its inception been operated in all material respects with, all applicable laws and regulations, including but not limited to ERISA and the Code, and each Plan and each Terminated Plan has been administered in all material respects in accordance with its terms. Each Plan and each Terminated Plan intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code is, or with respect to a Terminated Plan was at the time it terminated, and for each prior year for which any applicable statute of limitations has not expired, was, qualified or exempt, as the case may be, and each such Plan and Terminated Plan is (or was) a single plan, as defined in section 414(1) of the Code and the regulations thereunder, in which the Parent is the sole employer. Neither the Parent nor any ERISA Affiliate has ever had an obligation or liability, to or with respect to, a multiemployer plan, as defined in section 4001(a)(3) of ERISA. Neither the Parent nor any ERISA Affiliate has any commitment and has not taken any action to adopt or establish any additional Plans or to increase the benefits under any Plan; no event or condition has occurred or exists with respect to any Plan or Terminated Plan, whether or not terminated prior to the date of this Agreement and whether or not maintained or contributed to by the Parent or any ERISA Affiliate, which individually or collectively could result in a material liability to the Parent or any ERISA Affiliate; all contributions required to any Plan and each Terminated Plan and all premiums for insurance coverage for each fiscal year of each Plan and each Terminated Plan ended before the date of this Agreement and for any portion of a fiscal year ending on the Closing Date have been timely paid and payments to be made but not yet due properly accrued and recorded in the Year End Financial Statements and 2000 Financial Statements through their relevant dates; no Plan or Terminated Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived; there is no pending or, to the best knowledge of the Parent, threatened or anticipated litigation, arbitration, proceeding, claim (other than an undisputed claim for payment of benefits in accordance with the terms thereof or a pending or final qualified domestic relations order), demand, grievance, or allegation of unfair labor practice (or any basis therefor) involving any of the Plans or Terminated Plans or any investigation, proceeding, administrative review or other administrative agency process which could result in imposition on the Parent or any ERISA Affiliate of any penalty, assessment or liability in connection with any of the Plans or Terminated Plans, individually or collectively; no Plan or Terminated Plan has engaged or is about to engage in a prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code; and no "reportable event," as defined in section 4043 of ERISA, has occurred or is about to incur that could result in a material liability to the Parent or any ERISA Affiliate.

         (c) No Plan provides (or has any commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) of the Parent or any ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by COBRA). Each Plan can be unilaterally terminated at any time by the Parent without material liability.

Section 4.20.     Title to Assets.
                  ---------------

         The Parent and each Parent Subsidiary has good and valid title to the Parent Assets owned by it, including without limitation those assets set forth on the 2002 Parent Balance Sheet. At the Closing the Parent Assets will be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.

Section 4.21.     Bank Accounts.
                  -------------

         Section 4.21 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, stock brokerages and other financial institutions at which the Parent and the Parent Subsidiaries maintain accounts of any nature and the name of all persons authorized to draw thereon or make withdrawals therefrom.



                                   ARTICLE V

                        OTHER OBLIGATIONS OF THE PARTIES

Section 5.01.     Conduct of Company Business.
                  ---------------------------

         From the date hereof to the Closing, except as otherwise expressly set forth in this Agreement, the Company shall conduct the business, operations, activities and practices of the Company only in the ordinary course, in accordance with prudent practice and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, without the prior written consent of Acquiror or Parent, the Company shall not:

         (a) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities or obligations for (i) rent under the Leases (provided, that the Company shall not enter into any new, modified or extended leases for real property without the consent of Acquiror), (ii) loans to the Company from one or more of its stockholders as deemed necessary to fund ongoing operations of the Company in amounts previously disclosed to Parent (which, together with any such loans previously made and disclosed to Parent, shall be termed "Bridge Loans"), and (iii) other items incurred in the ordinary course of business and consistent with past practice, none of which other items shall exceed $10,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability);

         (b) increase (other than an increase resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice) or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

         (c) pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations which are reflected or reserved against in the 2000 Balance Sheet or which have been incurred since the date thereof in the ordinary course of business and consistent with past practice, or prepay any liability or obligation having a fixed maturity of more than 90 days from the date such liability or obligation was issued or incurred;

         (d) permit, allow or suffer any of the Company Assets to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing) except for capital equipment leases not to exceed $15,000 in the aggregate;

         (e) determine as collectible any notes or accounts receivable or any portion thereof which was previously considered uncollectible or write off as uncollectible any notes or accounts receivable or any portion thereof other than in the ordinary course of business, but in no event to exceed $15,000 in the aggregate,

         (f) cancel any amount of indebtedness in excess of $10,000 or waive any claims or rights of value in excess of $10,000;

         (g) sell, transfer or otherwise dispose of any of the Company Assets with an aggregate value of more than $10,000;

         (h) dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any Person other than representatives of Acquiror or Parent any trade secret, formula, process or know-how not theretofore a matter of public knowledge (other than disclosures in the ordinary course of business and consistent with past practice that would not materially diminish the value of such trade secrets, formulae, processes or know-how to the Company);

         (i) grant any increase in the compensation payable to any employee of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment);

         (j) pay, loan or advance any amount (except for advances in the ordinary course of business and consistent with past practice that do not in the aggregate exceed $5,000 and are not made as advances for personal loans) to, or sell, transfer or lease any of the Company Assets to, or enter into any agreement or arrangements with, any of the officers, directors, stockholders or employees of any Company or any of their respective affiliates;

         (k) enter into any collective bargaining or labor agreement;

         (l) make any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or for any other purpose or make aggregate capital expenditures or commitments in excess of $15,000 for additions to property, plant, equipment or for any other purpose;

         (m) make any change in any method of accounting or accounting practice or policy;

         (n) enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 3.10 hereof or outside the ordinary course of business;

         (o) terminate or amend in any material respect any material contract, lease, license, or other agreement to which the Company is a party;

         (p) permit any option to renew any Lease or any option to purchase any property to expire or exercise any such option;

         (q) issue any additional shares of capital stock of the Company or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of the Company, or pay any dividend (or make any other distribution) to the holders of capital stock of the Company;

         (r) omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation of the Company, or any breach of any representation, warranty, covenant or agreement made by the Company herein;

         (s) take any other action not in the ordinary course of business and consistent with past practice and prudent business practice or provided for in this Agreement; or

         (t) agree, whether in writing or otherwise, to do any of the foregoing.

Section 5.02.     Access to Books and Records.
                  ---------------------------

         In order that Acquiror and Parent may have full opportunity to make investigations of the Company in connection with the actions contemplated by this Agreement, the Company shall permit Acquiror and Parent and their counsel, accountants, auditors, lenders, environmental consultants and other representatives reasonable access, upon reasonable notice during normal business hours, to all of the plants, offices, properties, books and records, contracts and commitments of the Company from the date hereof through the Closing Date.

Section 5.03.     Consents.
                  --------

         The Company agrees to use its reasonable efforts to obtain prior to the Closing all consents necessary, in the reasonable determination of Acquiror and Parent, to consummate the transactions contemplated hereby, including without limitation each of the consents, approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to in
Section 3.05 of the Disclosure Schedule. All such consents shall be in writing and in form and substance reasonably satisfactory to Acquiror and Parent, and executed counterparts thereof shall be delivered to Acquiror and Parent promptly after receipt thereof by the Company but in no event later than the Closing.

Section 5.04.     Governmental Filings.
                  --------------------

         As soon as practicable, the Company, Acquiror and Parent shall make any and all filings and submissions to any governmental agency that are required to be made in connection with the transactions contemplated hereby. The Company shall furnish to Acquiror and Parent, and Acquiror and Parent shall furnish to the Company, such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

Section 5.05.     Covenant to Satisfy Conditions.
                  ------------------------------

         The Company, Acquiror and Parent shall each use their reasonable efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their respective control.

Section 5.06.     Confidentiality.
                  ---------------

         The parties acknowledge and affirm their obligations regarding confidentiality set forth in the Letter of Intent dated as of June 22, 2003. No party shall release any information regarding this Agreement or the transactions contemplated hereby without the prior written consent of each other party hereto except as may be required to be disclosed by law.

Section 5.07.     Employees.
                  ---------

         From the date hereof the Company shall use its reasonable efforts to retain as employees of the Company through the Closing Date the active employment of the Company's current employees, except as may be otherwise agreed by the parties. The Company agrees in this regard to cooperate with Acquiror and Parent by permitting Acquiror and Parent throughout the period prior to the Closing Date to meet with the employees of the Company at such times as shall be approved by a representative of the Company (which approval shall not be unreasonably withheld).

Section 5.08.     Stockholder Meeting of the Company.
                  ----------------------------------

         The Company shall, at a meeting of its sole stockholder duly called by its Board of Directors to be held as soon as practicable following execution of this Agreement (or by a written consent that has the same effect) submit this Agreement and the consummation of the Merger to a vote of its sole stockholder in accordance with the Nevada Law.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

Section 6.01.     Conditions Precedent to Obligations of Acquiror and Parent.
                  ----------------------------------------------------------

         The obligations of Acquiror and Parent under this Agreement are subject to the satisfaction or, unless prohibited by Law, the waiver by Acquiror and Parent, at or before the Closing, of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations, warranties and statements were made at and as of such date.

         (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

         (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

         (d) No Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (i) restrains or prohibits the consummation of the transactions contemplated hereby or (ii) would have a Material Adverse Effect on the business, operations, condition (financial or otherwise), liabilities, Company Assets or earnings of the Surviving Corporation.

         (e) Officers' Certificate. The Company shall have delivered to Acquiror and Parent a certificate, dated the Closing Date, executed by an executive officer certifying the fulfillment of the conditions specified in Sections 6.01(a) and (b) hereof.

         (f) Secretary's Certificate. The Company shall have delivered to Acquiror and Parent a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to the Company's Articles of Incorporation, bylaws, enabling resolutions, incumbency of officers and other reasonably related matters.

         (g) Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies (other than approvals from the Company's Board of Directors and sole stockholder, which are provided for elsewhere in this Agreement) shall have been obtained which are necessary, in the reasonable determination of counsel to Acquiror and Parent, in connection with (a) the execution and delivery by each of the parties, as appropriate, of this Agreement, (b) the consummation by each of the parties of the transactions contemplated hereby or thereby or (c) the conduct by the Surviving Corporation of the Company Business substantially as conducted on the date hereof.

         (h) Stockholder Approval. The sole stockholder of the Company shall have duly approved the Merger and the other transactions contemplated hereby.

         (i) Documents. All documents to be delivered by the Company to Acquiror at the Closing shall be duly executed and in form and substance reasonably satisfactory to Acquiror and Parent.

         (j) No Options, Warrants or Other Rights. There shall be no (x) outstanding options, warrants or other rights authorized, granted or issued to acquire any share of capital stock of the Company, (y) outstanding securities authorized, granted or issued by the Company that are convertible or exchangeable for shares of capital stock of the Company, or (z) stock rights, stock appreciation rights or similar rights regarding the Company.

         (k) Other. Acquiror and Parent shall have received such other documents or certificates as Acquiror and Parent may reasonably have requested, including, without limitation, certificates of good standing with respect to the Company from the appropriate authority in its jurisdiction of incorporation and certificates of good standing with respect to the Company from the appropriate authority in each jurisdiction in which it is qualified to do business.

Section 6.02.     Conditions Precedent to Obligations of the Company.
                  --------------------------------------------------

         The obligations of the Company under this Agreement are subject to the satisfaction or, unless prohibited by Law, the waiver by the Company at or before the Closing, of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Acquiror and Parent contained herein shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

         (b) Performance. Acquiror and Parent shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

         (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated hereby.

         (d) No Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

         (e) Officers' Certificates. Each of the Acquiror and Parent shall have delivered to the Company a certificate, dated the Closing Date and executed by an executive officer certifying the fulfillment of the conditions specified in Sections 7.02(a) and (b) hereof.

         (f) Secretary's Certificates. Each of Acquiror and Parent shall have delivered to the Company a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to its organizational documents, enabling resolutions, incumbency of officers and other related matters.

         (g) Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies (other than approvals from the Acquiror's Board of Directors and sole stockholder, which are provided for elsewhere in this Agreement) shall have been obtained which are necessary, in the reasonable determination of counsel to the

Company, in connection with (a) the execution and delivery by each of the parties, as appropriate, of this Agreement, (b) the consummation by each of the parties of the transactions contemplated hereby or thereby or (c) the conduct by the Surviving Corporation of the Company Business substantially as conducted on the date hereof.

         (h) Stockholder Approval. The sole stockholder of Acquiror shall have duly approved the Merger and the other transactions contemplated hereby.

         (i) Documents. All documents to be delivered by each of Acquiror and Parent to the Company at the Closing shall be duly executed and in form and substance reasonably satisfactory to the Company.

         (j) Other. The Company shall have received such other documents or certificates as the Company may reasonably have requested, including, without limitation, certificates of good standing with respect to Parent and Acquiror from the appropriate authority in their respective jurisdictions of incorporation and certificates of good standing with respect to Parent and Acquiror from the appropriate authority in each jurisdiction in which each is qualified to do business.

                                  ARTICLE VII

                            TERMINATION OF AGREEMENT

Section 7.01.     Termination of Agreement.
                  ------------------------

         This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual agreement of the Company, Acquiror and Parent;

         (b) by Acquiror or Parent, on or after September 30, 2003, if any of the conditions provided in Section 6.01 hereof of this Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by Acquiror prior to such date;

         (c) by the Company, on or after September 30, 2003, if any of the conditions provided in Section 6.02 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by the Company prior to such date; or

         (d) by the Company, if the stockholders of the Company do not approve the Merger at a meeting held in accordance with the requirements of Nevada law.

Section 7.02.     Procedure Upon Termination.
                  --------------------------

         In the event of termination by the Company, Acquiror or Parent pursuant to Section 7.01 hereof, written notice thereof shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

         (a) The Company, Acquiror and Parent shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

         (b) all confidential information received by the Company, Acquiror or Parent with respect to the business of any other party or its subsidiaries or affiliates shall be treated in accordance with Section 5.06 hereof, and Section
5.06 hereof shall remain in full force and effect notwithstanding the termination of this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.01.     Indemnification by the Company.
                  ------------------------------

         Subject to Section 8.6, the Company hereby covenants and agrees that it will severally indemnify, defend, protect, and hold harmless the Parent and its officers, directors, employees, stockholders, agents, representatives, and Affiliates (the "Parent Indemnitees") at all times from and after the date of this Agreement from and against all claims, damages, losses, liabilities (joint or several), obligations, penalties, defenses, actions, lawsuits, proceedings, judgments, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation)(collectively "Damages"), directly resulting from or arising out of:

         (a) any breach of or inaccuracy in any representation or warranty by the Company set forth herein or in the Disclosure Schedules; and

         (b) any breach or non-performance, partial or total, by the Company of any covenant or agreement of the Company Stockholder (or any Affiliate thereof) contained in this Agreement.

Section 8.02.     Indemnification by Parent.
                  -------------------------

         Parent covenants and agrees that it will indemnify, defend, protect and hold harmless the Company and its officers, directors, employees, stockholders, agents, representatives, and Affiliates (the "Company Indemnitees") at all times from and after the date of this Agreement from and against all Damages, directly resulting from or arising out of:

         (a) any breach of any representation or warranty of Parent set forth herein or in the Disclosure Schedules or certificates delivered in connection herewith; and

         (b) any breach or non-performance, partial or total, by Parent of any covenant or agreement of Parent (or any Affiliate thereof) contained in this Agreement.

Section 8.03.     Limitation Upon Indemnification Remedies
                  ----------------------------------------

         Notwithstanding anything herein to the contrary, the sole remedy for any claim for indemnification hereunder shall be limited to an appropriate adjustment in the number of shares of Parent Stock issued to the stockholders of the Company pursuant to Section 1.07(b) hereof. For example, the sole remedy of the Parent Indemnitees in the event of a claim for indemnification against the Company would be cancellation of the number of shares of Parent Stock issued to Pacific Holdings Group pursuant to Section 1.07(b) hereof with an aggregate market value equal to the indemnified Damage amount (based upon the average of the bid and asked prices of the Parent Stock as of May 22, 2003). Likewise, the sole remedy of the Company Indemnitees in the event of a claim for indemnification against the Parent under this Article III would be the issuance of additional shares of Parent Stock to Pacific Holdings Group with an aggregate market value equal to the indemnified Damage amount (based upon the average of the bid and asked prices of the Parent Stock as of May 22, 2003).

Section 8.04.     Indemnification if Negligence of Indemnitee.
                  -------------------------------------------

         The indemnification provided in this Article VIII shall be applicable whether or not negligence of the Indemnitee is alleged or proven.

Section 8.05.     No Third-Party Beneficiaries.
                  ----------------------------

         The foregoing indemnification is given solely for the purpose of protecting the Parent Indemnitees and the Company Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right, or cause of action upon, any other Person.

Section 8.06.     Survival.
                  --------

         The obligations of the parties under this Article VIII shall survive for a period of 18 months after the Closing Date.

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.01.     Survival of Representations and Warranties.
                  ------------------------------------------

         All representations and warranties made hereunder shall survive the Closing. Unless explicitly stated otherwise, each covenant and agreement of the parties hereunder shall expire at the Closing.

Section 9.02.     Commissions.
                  -----------

         No party hereto has employed any investment banker, broker, finder or similar agent in connection with any transaction contemplated by this Agreement.

Section 9.03.     Definition of Knowledge.
                  -----------------------

         For the purpose of this Agreement, the Exhibits and Appendices to this Agreement and the Disclosure Schedule, the phrases "to the best knowledge" of any party and "known" and words of like effect shall mean to the knowledge of such party and each officer of such party.

Section 9.04.

              Definition of Material Adverse Effect and Material Adverse Change.
              -----------------------------------------------------------------

         "Material Adverse Effect" or "Material Adverse Change" means, with respect to any party, any changes, occurrences or effects (direct or indirect) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole that, when combined, reasonably could be expected to exceed $100,000. "Material" or "materially" or words of like effect shall refer to items capable of producing a monetary effect of at least $100,000 on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the relevant party and its subsidiaries taken as a whole.

Section 9.05.     Expenses, Taxes, Etc.

         Except as otherwise provided herein, in the event of the termination of this Agreement prior to Closing, each of the parties hereto shall pay all fees and expenses incurred by it or any of its affiliates in connection with the transactions contemplated by this Agreement.

Section 9.06.     Section 338 Election.
                  --------------------

         In addition, so long as such election will have no adverse tax consequences (that is, no more adverse than if such election were not made) to the Company or its present stockholders, the Company hereby consents to and recognizes that Acquiror and Parent intend to make an election under Section 338(g) of the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder to treat the Merger as a sale/purchase of assets for federal income tax purposes. Subject to the foregoing, if Acquiror and Parent make such election, the Company agrees to make any election or take whatever acts as are necessary to effectuate such election. The parties agree that the Company's representations and warranties regarding Taxes do not cover the taxes resulting from such election.

Section 9.07.     Successors and Assigns.
                  ----------------------

         No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.

Section 9.08.     No Third-Party Benefit.
                  ----------------------

         Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto.

Section 9.09.     Entire Agreement; Amendment.
                  ---------------------------

         This Agreement, the Exhibits, the Appendices and the Disclosure Schedule hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

Section 9.10.     Reformation and Severability.
                  ----------------------------

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then;

         (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

         (b)  the  legality,   validity  and  enforceability  of  the  remaining
provisions hereof shall not in any way be affected or impaired thereby.

Section 9.11.     Notices.
                  -------

         All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to Acquiror:

                           PAG Acquisition Corp.
                           1701 Legacy, Suite 2200
                           Frisco, Texas  75034
                           Attention:  President

         If to Parent:

                           AutoCorp Equities, Inc
                           1701 Legacy Dr., Suite 2200
                           Frisco, Texas  75034
                           Attention:  President

         If to the Company:

                           Pacific Auto Group, Inc.
                           2901 North Dallas Parkway, Suite 100
                           Plano, Texas 75093
                           Attention:  Jack Takacs

         with a copy to:

                           Pacific Holdings Group
                           2901 North Dallas Parkway, Suite 100
                           Plano, Texas  75093
                           Attention:  Paul J. Weber, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

Section 9.12.     Number and Gender.
                  -----------------

         When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

Section 9.13.     GOVERNING LAW.
                  -------------

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

Section 9.14.     Counterparts.
                  ------------

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



             The remainder of this page is intentionally left blank.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on the date first above written.

                                    ACQUIROR:

                                    PAG ACQUISITION CORP.


                                    By:
                                         ---------------------------------------
                                         Kurt Baker, Vice President



                                     PARENT:

                                     AUTOCORP EQUITIES, INC.


                                     By:
                                          --------------------------------------
                                          Charles Norman, President



                                     THE COMPANY:

                                     PACIFIC AUTO GROUP, INC.


                                     By:
                                          --------------------------------------
                                          Jack Takacs, Chief Executive Officer